CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
RSV Bancorp, Inc.
Pittsburgh, Pennsylvania


         We hereby consent to the incorporation by reference in Registration Statement No. 333-105440 of RSV Bancorp, Inc. on Form S-8 of our report dated October 22, 2004, appearing in the Annual Report on Form 10-KSB of RSV Bancorp, Inc. for the year ended September 30, 2004.




/s/ Parente Randolph, LLC



Pittsburgh, Pennsylvania
December 28, 2004